EXHIBIT 11.1


                                             PARADIGM TECHNOLOGY, INC.
                                   COMPUTATION OF NET INCOME (LOSS) PER SHARE (1)
                                    (in thousands, except net income per share)



                                                             Three Months     Three Months    Six Months      Six Months
                                                                Ended            Ended           Ended           Ended
                                                               June 30,        June 30,        June 30,        June 30,
                                                                 1997            1996            1997            1996

Net income (loss) from operations                                  $(1,085)       $(16,692)                      $(16,455)
Accretion on Redeemable Convertible Preferred Stock                   (347)                          (735)
                                                           ----------------- --------------- --------------  --------------
Net income (loss) available to Common Stockholders                 $(1,432)       $(16,692)       $(4,442)       $(16,455)
                                                           ================= =============== ==============  ==============
Weighted average shares outstanding:
         Common Stock                                                  7624            6898           7427            6807
         Common Stock issuable upon exercise
         of options and warrants                                          0               0              0             301
                                                           -----------------  -------------- --------------  --------------
Weighted average common shares and
         equivalents                                                   7624            6898           7427            7108
                                                           =================  ============== ==============  ==============
Net income (loss) per share                                         ($0.19)         ($2.42)        ($0.60)         ($2.31)
                                                           =================  ============== ==============  ==============


(1)      This Exhibit should be read with Note 2 of Notes to Condensed Financial Statements.
